                                  EXHIBIT - 21


SUBSIDIARIES OF REGISTRANT                            STATE OF INCORPORATION
--------------------------                            ----------------------
North Fork Bank                                              New York
Superior Savings of New England, N.A.                        Connecticut
Compass Investment Services Corp.                            New York
Amivest Corporation                                          Delaware
North Fork Capital Trust I                                   New York
North Fork Capital Trust II                                  New York
Reliance Capital Trust I                                     New York

SUBSIDIARIES OF NORTH FORK BANK
-------------------------------
Home Fed Realty Corporation                                  Connecticut
NFB Funding, Inc.                                            New Jersey
First Settler Corporation                                    New York
NFB Development Corp.                                        New York
Cutchco Corp.                                                New York
Clare-Elm Corp.                                              New York
Compass Food Service Corp.                                   New York
Auto Group Services Corp.                                    New York
All Points Capital Corp.                                     New York
RHJ Holdings, Inc.                                           New York
CBMC, Inc.                                                   New York
Reliance Preferred Funding Corporation                       Delaware
Jamsab Realty Corp.                                          New York